Exhibit 10.47
SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT is entered into this 29th day of September, 2010, by and among CapTerra Financial Group, Inc., a Colorado corporation (the “Company”), BOCO Investments, LLC, a Colorado limited liability company (“BOCO”), GDBA Investments, LLC, a Colorado limited liability limited partnership (“GDBA”), West Mountain Asset Management, Inc., a Colorado corporation (“WAM”) and the Trustees (the “Trustees”) of the Voting Trust (as defined below).  BOCO, GDBA, WAM, and the Trustees are referred to herein as an “Investor” and together, the “Investors”.

Recitals

WHEREAS, contemporaneously with the execution of this Agreement, the Company acquired a majority of the limited partnership interests of NexCore Group LP, a Delaware limited partnership (“NexCore”), from the holders of such interests (the “Former NexCore Investors”) in exchange for shares of the Company’s common stock (the “Acquisition”); and

WHEREAS, as a result of the Acquisition, the Investors have a controlling interest in the Company; and

WHEREAS, the Former NexCore Investors have deposited the shares of Company common stock they received in the Acquisition into a voting trust (the “Voting Trust”) governed by the terms of a Voting Trust Agreement of even date herewith; and

WHEREAS, the Company expects to receive substantial benefits as a result of the ownership by the Investors of the Company; and

WHEREAS, the execution of this Agreement relating to the election of members to the Company’s board of directors (the “Board”) is a condition to the Acquisition;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Election of Directors.

(a) Until the termination of this Agreement in accordance with Section 4 hereof, at each annual meeting of the shareholders of the Company and at each special meeting of the shareholders of the Company called for the purpose of the election of directors of the Company, and at any other time at which shareholders of the Company will have the right to or will vote for or consent in writing to the election of directors of the Company, then each of the Investors hereby covenants and agrees to vote all shares of capital stock (including shares of Preferred Stock, if any) of the Company now or hereafter owned or controlled by it and otherwise use its respective best efforts as a shareholder of the Company in favor of causing and maintaining the election to the Board of the designated directors (as provided in Section 1(c), 1(d) and 1(e)).

(b) Promptly after execution of this Agreement, but in any event within five (5) days after the ten day notice period has expired for notice to shareholders under Rule 14(f)(1) of the Securities Exchange Act of 1934, as amended, the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board meetings), so that the authorized number of directors on the Board shall be increased to five directors and the five (5) designated directors (as provided in Section 1(c), 1(d) and 1(e)) are appointed. At each annual meeting of shareholders, the Company shall nominate for election to the Board the individuals designated to be directors as provided in Section 1(c), 1(d) and 1(e).

(c) BOCO and GDBA shall together be entitled to designate one individual to be nominated for election to the Board (the “BOCO/GDBA Director”).  The initial BOCO/GDBA Director shall be Brent Backman (the “Initial BOCO/GDBA Director”).  The Initial BOCO/GDBA Director was previously appointed to and is currently serving on the Board. Unless and until the Company receives written notice from BOCO and GDBA jointly to the contrary, the Initial BOCO/GDBA Director shall be nominated by the Company for election to the Board at each annual meeting of shareholders as set forth in Section 1(b).

(d) The Trustees shall be entitled to designate three individuals to be nominated for election to the Board (the “NexCore Directors”).  The initial NexCore Directors shall be Greg Venn, Peter Kloepfer and one individual to be determined as soon as possible after the date hereof (the “Initial NexCore Directors”).  Unless and until the Company receives written notice from the Trustees to the contrary, the Initial NexCore Directors shall be nominated by the Company for election to the Board at each annual meeting of shareholders as set forth in Section 1(b).

(e) The BOCO/GDBA Director and the Trustees shall be entitled to mutually designate one individual to be nominated for election to the Board (the “Mutual Director”).  The initial Mutual Director shall be designated as soon as possible after the date hereof (the “Initial Mutual Director”).  Unless and until the Company receives written notice jointly from the BOCO/GDBA Director and the Trustees to the contrary, the Initial Mutual Director shall be nominated by the Company for election to the Board at each annual meeting of shareholders as set forth in Section 1(b).

(f) No Shareholder, nor any Affiliate of any Shareholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Investor have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.  “Affiliate” for the purposes of this Agreement shall mean a person or entity controlling, controlled by, or under common control with the Investors, including, without limitation, any officer, employee, or principal of an Investor.

(g) The Board may, in its discretion, increase the size of the Board; provided however, that the Trustees will always have the right to designate a majority of the individuals to be nominated for election to the Board and there shall always be one BOCO/GDBA Director.  For example, if the size of the Board is increased to seven directors, then there shall be four NexCore Directors, one BOCO/GDBA Director and two Mutual Directors,  and if the size of the Board is increased to nine directors, then there shall be five NexCore Directors, one BOCO/GDBA Director and three Mutual Directors.

(h) The right by the Trustees to name directors shall be terminated if the Company (i) fails to break ground on at least $30 million of new construction within twelve months of the date of this Agreement; or (ii) fails to break ground on at least an additional $30 million of new construction within twenty-four months of the date of this Agreement.

2. Vacancies and Removal.  A director designated above in Section 1 shall be elected at any annual or special meeting of shareholders and shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any director may be removed during his or her term of office in accordance with the bylaws of the Company and the Colorado Business Corporation Act.  Any vacancy in the office of a director may be filled in accordance with the bylaws of the Company and the Colorado Business Corporation Act; provided, however, that in the event that any of the BOCO/GDBA Directors or NexCore Directors is removed, resigns, or ceases to serve as a director for any reason, BOCO and GDBA jointly, or the Trustees, as applicable, shall be entitled to name the replacement for such director in accordance with Section 1 hereof.

3. Transfer of Stock.  The sale, conveyance, assignment, or other transfer of shares of common stock of the Company by BOCO and GDBA shall be subject to the terms of a Lock Up Agreement of even date executed by BOCO and GDBA.

4. Duration of Agreement.  The rights and obligations of BOCO shall terminate on the earlier of (i) the fifth anniversary of the date hereof or (ii) the date on which BOCO no longer own shares of common stock (the “BOCO Termination Date”).  Following the BOCO Termination Date, the rights and obligations of BOCO under this Agreement shall cease but this Agreement shall remain in effect as between the Company, GDBA, and NexCore. The rights and obligations of GDBA shall terminate on the earlier of (i) the fifth anniversary of the date hereof or (ii) the date on which GDBA no longer own shares of common stock (the “GDBA Termination Date”).  Following the GDBA Termination Date, the rights and obligations of GDBA under this Agreement shall cease but this Agreement shall remain in effect as between the Company, BOCO, and NexCore.  The rights and obligations of the Trustees shall terminate on the earlier of (i) the fifth anniversary of the date hereof or (ii) the date on which Greg Venn, Peter Kloepfer and Bob Gross cease to be Affiliates of the Company (the “NexCore Termination Date”).  Following the NexCore Termination Date, the rights and obligations of NexCore under this Agreement shall cease but this Agreement shall remain in effect as between the Company, GDBA, and BOCO. The rights and obligations of the Company under this Agreement shall terminate on the later of the BOCO Termination Date, the GDBA Termination Date, or the NexCore Termination Date.

5. Remedies.

(a) Covenants of the Company.  The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement.  Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

(b) Irrevocable Proxy and Power of Attorney.  Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the Trustees, and a designee of the Investors, and each of them, with full power of substitution, with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s shares of common stock of the Company in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement.  Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 1(h) or 4 hereof.  Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to its shares of common stock of the Company and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 1(h) or 4 hereof, purport to grant any other proxy or power of attorney with respect to any of such shares, deposit any of the shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the shares, in each case, with respect to any of the matters set forth herein.

(c) Specific Enforcement.  Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Company and the Investors shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

6. Insurance.  The Company shall use its commercially reasonable efforts to maintain or obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers directors and Officers liability insurance, in an amount and on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board determines that such insurance should be discontinued.  The policy shall not be cancelable by the Company without prior approval by the Board, including a majority of the NexCore Directors and the BOCO/GDBA Director.

7. Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative

8. Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

9. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado (without giving effect to the conflicts of law provisions thereof).

10. Notices.  All notices to be given or otherwise made to any party to this Agreement shall be in writing and shall be hand delivered, sent by facsimile, or mailed, postage prepaid to the Company, at the address listed below, or to the Investors at the following addresses, which shall be the same addresses reflected on the records of the Company until such time as the Company receives notice of a change:

The Company:                      CapTerra Financial Group, Inc.
1621 Eighteenth Street, Suite 250
Denver, CO 80202
Facsimile:  303-
Attention:  Chief Executive Officer

with a copy to:

David Wagner & Associates, P.C.
8400 East Prentice Ave.
Penthouse Suite
Greenwood Village, Colorado 80111
Attention: David J. Wagner, Esq.
Telephone: (303) 793-0304
Facsimile: (303) 794-3393

The Investors:	BOCO Investments, LLC
103 West Mountain Ave.
Fort Collins, Colorado 80524
Facsimile: (970) 482-6139
Attention: Chief Executive Officer

with copy to:

Davis & Ceriani P.C.
Suite 400, Market Center
1350 Seventeenth Street
Denver, CO 80202
Facsimile:  (303) 534-4618
Attention:  Patrick J. Kanouff

with copy to:

GDBA Investments, LLC
1440 Blake Street, Suite 310
Denver, CO 80202
Facsimile:  (720) 932-9397
Attention:  Chief Executive Officer

with copy to:

Davis & Ceriani P.C.
Suite 400, Market Center
1350 Seventeenth Street
Denver, CO 80202
Facsimile:  (303) 534-4618
Attention:  Patrick J. Kanouff

Trustees
1621 18th Street
Suite 250
Denver, CO 80202
Attention:  Greg Venn
            Peter Kloepfer

with copy to:

Kutak Rock LLP
1650 Farnam Street
Omaha, Nebraska 68102
Facsimile: (402) 346-1148
Attention:   Jay Gilbert
                                                                     James C. Creigh

Each such notice, report, or other communication shall, for all purposes hereof, be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by facsimile with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending facsimile machine or (ii) delivery of written confirmation.

11. Complete Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, whether oral or written.

12. Modification or Amendment.  Neither this Agreement nor any provision hereof can be modified or changed, except by an instrument in writing, signed by the Company, BOCO, GDBA and the Trustees.

13. Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

14. Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

15. Section Headings.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders’ Agreement to be executed as of the date first above written.

CAPTERRA FINANCIAL GROUP, INC.

BY:              /s/ Gregory C. Venn
Name:         Gregory C. Venn
Title:             Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders’ Agreement to be executed as of the date first above written.

INVESTORS:

BOCO INVESTMENTS, LLC

BY:              /s/ Joseph C. Zimlich
Name:         Joseph C. Zimlich
Title:           Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders’ Agreement to be executed as of the date first above written.

INVESTORS:

GDBA INVESTMENTS, LLC

BY:              /s/ G. Brent Backman
Name:         G. Brent Backman
Title:           Manager

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders’ Agreement to be executed as of the date first above written.

INVESTORS:

WEST MOUNTAIN ASSET MANAGEMENT,
                    INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders’ Agreement to be executed as of the date first above written.

TRUSTEES:

   /s/ Gregory C. Venn
Greg Venn

   /s/ Peter Kloepfer
   Peter Kloepfer